UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2010, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release announcing the appointment of Paul Hertz to the role of Executive Vice President, Operations. Mr. Hertz succeeds Mark Kramer, who has left the Company to pursue other interests.
Mr. Hertz, 40, joins the Company from OfficeMax Incorporated (“OfficeMax), where he served as Executive Vice President of Retail Stores since September 2007. In this role, Mr. Hertz was responsible for all retail operations throughout the United States. Before that he served as Senior Vice President of Store Operations. Prior to joining OfficeMax, Mr. Hertz served as Vice President of Wild Oats Markets, Inc. (“Wild Oats”) from August 2006 to September 2007. Prior to joining Wild Oats, Mr. Hertz served as Vice President of Store Operations for ShopKo Stores Inc. from April 2003 to August 2006. From April 2002 to April 2003 he was Vice President, Regional Director of Stores at Fred Meyer, a division of The Kroger Co.
Mr. Hertz will serve as Executive Vice President, Operations, leading the Field Operations Team. The Company will pay Mr. Hertz a base salary of $600,000 per annum and a sign on bonus of $250,000 payable in two installments — $100,000 payable within two weeks of hire and $150,000 payable following six months of employment. Mr. Hertz will eligible for participation in the fiscal year 2010 Management Incentive Plan with a bonus target of 75% of annual base salary, prorated from the employment date. Mr. Hertz will receive an inducement grant under the Company’s 2008 Long-Term Incentive and Share Award Plan consisting of (1) stock options with respect to 100,000 shares of the Company’s common stock (with an exercise price not to exceed the closing price of the Company’s stock on the date of grant), becoming exercisable at the rate of 1/3 on each of the three successive anniversaries of the grant date, (ii) performance-based restricted share units with respect to 15,000 shares of the Company’s common stock, vesting 1/3 on the first anniversary of the grant date and 2/3 on the third anniversary of grant date and (iii) time-vested restricted share units with respect to 5,000 shares of the Company’s common stock , vesting 1/4 on the first anniversary of the grant date and 3/4 on the third anniversary of the grant date. Mr. Hertz is eligible for an annual Long Term Incentive Grant (LTIP) award in an amount equal to 125% of base salary to be granted at the discretion of the Board of Directors, commencing with the Company’s 2010 LTIP.
If Mr. Hertz is terminated by the Company for reasons other than cause, he will be eligible to receive 12 months of severance. If Mr. Hertz is terminated other than for cause as a result of change of control, he will receive 12 months of severance.
A copy of the press release is attached as Exhibit 99.1 to this Current Report.
Item 9.01. Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 18, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: August 20, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 18, 2010